Contract Number 11072001

ENOVA SYSTEMS
      Digital Power Management(TM)

                        CONFIDENTIAL TREATMENT REQUESTED
      * Redacted portion has been omitted and filed seperately with the SEC

              Panther(TM)  Drive System Product and Services Agreement

1 Introduction and Purpose. This Product and Services Agreement ("Agreement") is entered into as of November 19, 2001 (the "Effective Date") by and between Enova Systems, Inc., a California corporation ("Enova") with its principal place of business located at 19850 S. Magellan Drive, Torrance, California 90502, and Tomoe Electro-Mechanical Engineering and Manufacturing Inc. a Japanese corporation ("Purchaser") with its principal place of business located in Tokyo Japan.

         1.1 Enova manufactures and sells certain proprietary vehicle drive systems, as further described in Appendix 1 (the "Panther Drive Systems").

         1.2 Purchaser manufactures and sells certain vehicles listed in Appendix 2 and wishes to incorporate the Panther Drive Systems as an integral drive system in those vehicles.

         1.3 Purchaser wishes to obtain Enova's assistance in the initial incorporation of the Enova Drive Systems into its vehicles and Enova wishes to provide joint development assistance to Purchaser.

         1.4 Purchaser and Enova wish to address marketing opportunities and provide for the purchase of Panther Drive Systems for incorporation Purchaser's vehicles and sale in the event that the joint development efforts are successful. The Purchaser products listed in Appendix 2 developed and manufactured under this Agreement incorporating Panther Drive Systems are referred to herein as the "Products."

         1.4 Agreement. This Agreement consists of the body of the Agreement, the Appendices, and any purchase order issued and accepted pursuant to the provisions of this Agreement. Section 2 shall only apply if there are Development Efforts (defined below in Section 2) and Sections 3 through 7 shall only apply if there is Commercial Production (defined below in Section 3). The terms, conditions and provisions of this Agreement shall be construed in a manner that gives effect to the entire agreement to the extent practicable. To the extent that any provisions conflict, the Agreement and Appendices control over any inconsistent purchase order terms, Appendix 9 (Additional Terms for Development Efforts) controls over any inconsistent terms relating to Development Efforts and Appendix 10 (Additional Terms for Commercial Production and Additional General Terms) controls over any inconsistent term in the Agreement other than those relating to the Development Efforts.

2 Joint Technical Development and Grant of Rights

         2.1 Intention. Purchaser intends to integrate a Panther Drive System into a prototype vehicle (the "Prototype"), and as part of such efforts will endeavor to combine Panther Drive System with products from manufacturers, suppliers, and developers other than Enova. All efforts by Purchaser to combine the Panther Drive System with other products or otherwise integrate Panther Drive System into the Prototype are referred to herein as "Development Efforts." Without limiting the generality of the foregoing, Development Efforts shall include those development projects undertaken by Enova in direct response to a Development Effort.

         2.2 Development Effort Scope. The parties shall perform the Development Efforts described on Appendix 3. Each party shall pay for expenses and make other payments associated with the Development Efforts as provided in Appendix 3 and Appendix 9. Any legal terms that are applicable only to the Development Efforts are specified in Appendix 9.

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         2.3 Out-of-Scope  Efforts.  The parties shall endeavor in good faith to establish their respective rights and duties in any Development Effort that is not within the Development Effort scope defined in Appendix 3. These rights and duties may include, but are not limited to, assignment of intellectual property and payment for additional hardware or services delivered. Unless the parties agree otherwise in writing, an out-of-scope Development Effort that results in new technology or improvement to existing technology will be owned as provided in Attachment 9.

         2.4 Prototype Hardware Restrictions. The Prototype shall be considered a prototype product until such time as both parties mutually agree otherwise in writing. Enova and Purchaser agree that neither party shall publicly display at trade shows or otherwise promote, market, or sell any prototype Purchaser Product without the other party's prior written approval.

         2.5 Commercial Production. Promptly following the date (the Acceptance Date") on which Enova and Purchaser mutually agree that successful completion of the development and testing of Purchaser Product has occurred as contemplated by Appendix 3, then Purchaser shall engage in commercial production, sale and support of Products ("Commercial Production").

3 Purchase and Sale of Products. If Commercial Production commences, Enova agrees to sell and Purchaser agrees to purchase Panther Drive Systems pursuant to the terms, conditions and provisions of this Agreement.

         3.1 Purpose. Purchaser may purchase the Panther Drive Systems and related spare and replacement parts for the sole purpose of incorporating them into the Purchaser products listed in Appendix 2 to create Products and as replacement parts for the Products. Purchaser may use the resulting Products or sell or lease them, either directly to purchasers or indirectly through one or more levels of distribution.

         3.2 Nonexclusivity. Enova reserves the right to select and authorize other businesses to sell and service Enova products and parts, to sell products and parts directly to direct accounts of Enova, to sell products and parts to other purchasers or original equipment manufacturers for use as an integral part of assembled equipment, or to any other customers.

         3.3 Trained Sales Staff. Purchaser shall maintain a staff of trained sales personnel in order to ensure maximum market penetration and fulfillment of sales potential of the Products.

         3.4 Promotion of Products. Following the Acceptance Date, Purchaser shall develop a market and promote the sale of the Products actively, and advertise with a program of advertising to create awareness of Enova products and their associated value proposition. Such promotion and advertising may include, but is not limited to, participation in trade shows, presentations at seminars or industry meetings, direct mailings to key customer groups and market segments, direct sales calls, and other appropriate means. Enova reserves the right to review and disapprove all advertising that contains Enova's name or products as to form and substance. Purchaser shall deliver to Enova prior to its use a copy (translated into English if the original is not in English) of any advertisement, promotion, trademark listing, or display with respect to Enova products, and Enova shall have the right to review and approve or disapprove the form and substance of each.

         3.5 Sales Literature. Enova shall provide Purchaser with an adequate supply of Panther Drive System sales literature ("Promotional Materials") at the prevailing price. Enova shall have no obligation to provide any Promotional Materials or other materials or documentation to Purchaser in any language other than English. Enova grants to Purchaser the right to translate or to have translated into other languages any materials or documentation received from Enova and relating to the Enova products (including, but not limited to, the Promotional Materials). Purchaser may use, reproduce, and/or sell such translations, but only to the extent necessary to support and market Products. Enova shall not be responsible or liable for the accuracy of such translations and Purchaser shall indemnify Enova and hold it harmless from all damages, expenses and liabilities resulting from any translation inaccuracies.

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         3.6 Press Releases.  The relationship  established by this Agreement is
one  that  the  parties  hereto  will  want  to  announce,   either  jointly  or
independently, in the form of press releases, the contents, format, and timing of which will be subject to the prior written approval of Purchaser and Enova. Such approval will not unreasonably be withheld by either party. No such prior written approval shall be required for disclosure reports and filings, which either party is required to make as a matter of law.

         3.7 Professional Standards. Purchaser shall ensure that all of its personnel comply with professional sales standards of conduct typical of a well run business in order to maintain and promote responsible and ethical conduct on the part of such personnel and thereby enhance and support the reputation and goodwill of Enova products.

         3.8 Records. Purchaser shall keep records of the incorporation of all Enova products and parts into Purchaser products.

         3.9 Inspection. Enova shall have the right during normal business hours, at its cost with reasonable prior written notice, to inspect all of Purchaser's facilities, written policies and procedures, and books and records, which relate to the fulfillment of Purchaser's duties hereunder. Purchaser shall cooperate, and cause its personnel to cooperate, with any such inspection.

4 Service and Support.

         4.1 Qualified Service Provider Appointment. Enova appoints Purchaser as a Qualified Service Provider ("QSP") with the rights and responsibilities described in this Section 4.

         4.2 Description of QSP Services. Purchaser shall provide services in any location in which a Product is maintained, used, leased, or sold by Purchaser. Services to be provided by Purchaser shall include, but are not limited to:

                  4.2.1 providing to end users operating and maintenance instructions and advice with respect to Panther Drive Systems. Upon request, Purchaser shall provide the location and the use of each unit to Enova. Upon commissioning, Purchaser shall explain the provisions of Enova's warranty to the end user, and shall instruct the end user in the proper operation of the Panther Drive System incorporated into the Product.

                  4.2.2 providing services at such times following installation of Panther Drive Systems as may be necessary to ensure proper and efficient operation thereof, including but not limited to commissioning the Panther Drive System, making installation inspections and necessary adjustments, and performing all other services reasonably necessary at the time of delivery thereof.

                  4.2.3 providing warranty services with respect to Panther Drive Systems consistent with Enova's Warranty Policy and Procedures.

                  4.2.4 providing adequate service facilities and vehicles and providing an adequate staff of trained service personnel in order to provide service for those Enova products in a professional and timely manner.

         4.3 Service Certification. Purchaser shall cause a sufficient number of its qualified employees to obtain and maintain QSP certification to provide the services described above. Purchaser shall send such employees, at reasonable intervals, to Enova's QSP certification seminars in Torrance, California. Thereafter, Purchaser shall send all such employees to periodic refresher and new Enova certification seminars so that such employees may maintain their Enova QSP Certifications. Enova shall bear the cost of preparing such courses and Purchaser shall bear all travel, lodging, and related costs for sending such employees to attend such seminars, including a fee to Enova for each course attended. At Purchaser's request, Enova shall, subject to availability and at such time upon which the Parties mutually agree, send Enova personnel to present training seminars for Purchaser's employees at a location to be

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specified by Purchaser, provided that Purchaser shall pay all documented travel, lodging, and related costs, plus a fee to Enova for each course taught.

         4.4 Service Parts. Purchaser shall purchase and maintain a sufficient inventory of service parts as prescribed by Enova according to Enova's uniform parts inventory stocking guidelines in effect from time to time and based on the field population of Products to be serviced by Purchaser, so as to be able to fulfill its service responsibilities in a timely and professional manner. Purchaser may sell or deliver Enova parts only to end users who purchased Products from Purchaser or to another Enova QSP. Under no circumstances shall Purchaser sell, lease, distribute, deliver, or transfer Enova parts unless done in connection with a specific Panther Drive System warranty repair or replacement.

                  4.4.1  Parts.   In  providing   services  on  Enova  products,
Purchaser shall use only authorized Enova parts, unless Enova agrees otherwise in writing.

                  4.4.2 [REDACTED]*

                  4.4.3 Service Facilities, Prices. All services billable to end users or submitted as a warranty claim to Enova shall be provided at the same rates. Service parts prices charged by Purchaser shall not exceed the Enova list price, plus applicable freight or taxes in the location of service.

         4.5 Purchaser's Basic Warranty Service Obligation. Purchaser's primary warranty service duty as a QSP is to identify and replace malfunctioning parts under warranty promptly and efficiently in accordance with Enova's technical service policies and parts stocking guide in effect from time to time. Purchaser shall make reasonable efforts to determine whether the end user has a valid warranty claim. Purchaser shall not recondition or retrofit any product or part and shall keep in a central location for Enova's inspection all defective Enova products and parts. At Enova's direction and expense, Purchaser shall return promptly to Enova all such defective products and parts. Purchaser shall not instruct an end user to return any Enova product or part directly to Enova.

         4.6 Compensation for Warranty Repairs. [REDACTED]*

         4.7 System Upgrades. Enova may change the design of the Panther Drive System from time to time and, at its sole discretion, provide upgraded parts, including without limitation hardware, firmware and software, for the Panther Drive Systems (collectively, "Upgrades") shipped to Purchaser but which have not yet been incorporated in Products and shipped to an end user. In the event Enova decides to provide such an Upgrade, Enova will notify Purchaser of the Upgrade, and Enova and Purchaser will mutually agree upon a time for the Upgrade to be installed and the party or parties who will do the installation.

         4.8 Availability of Parts. [REDACTED]*

         4.9 Support Documentation. Enova will make available for purchase by Purchaser comprehensive training, repair, and service manuals for use in maintaining and servicing the Panther Drive Systems.

         4.10 Manufacturer Support.

                  4.10.1 Scope of Support. [REDACTED]*

                  4.10.2 Fees and Expenses. [REDACTED]*

5 Order, Delivery and Payment. [REDACTED]*

         5.1 Prices. [REDACTED]*

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         5.2 Rolling Forecast. [REDACTED]*

         5.3 Calculation of Annual Volume Pricing. [REDACTED]*

         5.4 Purchase Orders and Shipment Terms. [REDACTED]*

         5.5 Procedures[REDACTED]*

         5.6 Reschedule/Cancellation. [REDACTED]*

         5.7 Delivery. [REDACTED]*

         5.8 Title And Risk Of Loss. [REDACTED]*

         5.9 Inspection; Acceptance. [REDACTED]*

         5.10 Payment Terms[REDACTED]*

         5.11 Late Payments. [REDACTED]*

         5.12 Changes. [REDACTED]*

6 Warranties to End Users.

         6.1 Enova's End User Product Warranty. Purchaser shall include Enova's End User Product Warranty in each agreement for sale or lease of the products and parts entered into by Purchaser with end users and Purchaser shall furnish a copy of such End User Product Warranty to the end user upon delivery of each product. Enova's End User Product Warranty in effect on the Effective Date is attached as Appendix 6. Enova reserves the right to modify, change or revise the product warranty at any time upon notice to Purchaser, with such modifications, changes or revisions applicable for any products or parts that are ordered after the revision date. If any such modification substantially changes any of the discussions or agreements Purchaser may have had with its then current or prospective customers, Enova and Purchaser will discuss and determine how to resolve such modifications.

         6.2 Any Additional Purchaser Warranties. Enova shall have no obligation with respect to, and Purchaser shall be solely responsible for and shall indemnify and hold harmless Enova with respect to, any warranties beyond Enova's End User License and Warranty that Purchaser may provide with respect to any product or part.

7 Trademarks and Branding.

         7.1 License to Use Enova Trademarks. Purchaser acknowledges that Enova is the owner of all right, title, and interest in and to Enova trademarks. Enova hereby grants to Purchaser a license, for so long as this Agreement remains in effect, to use Enova trademarks, provided that Purchaser uses the Enova trademarks solely in marketing, distributing, and selling Panther Drive Systems as integrated in Products under the terms and conditions of this Agreement and in accordance with the specifications as to style, color, and typeface for the Enova trademarks. Upon termination of this Agreement, Purchaser shall take all action necessary to transfer and assign to Enova or Enova's nominee any right, title, or interest in or to any Enova trademarks that Purchaser may have acquired in any manner as a result of the marketing, distribution, sale, or resale of any Enova product, and Purchaser shall cease using any Enova trademarks.

         7.2 Branding. Purchaser shall prominently display on the Products, as well as on all promotional and other collateral materials relating to, and all
packaging  for  Products,   such   trademarks,

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trade names, service marks,  designations that Enova may adopt to identify it or any Enova products, or any patent, patent application, or other proprietary markings in the size and manner that Enova designates from time to time. Under no circumstances shall Purchaser remove any such proprietary notice or marking affixed to any Enova product, parts, or related materials.

8 Term and Termination

         8.1 Term: This Agreement shall commence on the Effective Date and continue in full force and effect for [REDACTED]*. Thereafter, this Agreement automatically shall renew for subsequent terms of [REDACTED]* each, unless either party provides the other party with notice of its intention not to renew this Agreement no fewer than 90 calendar days prior to the end of the then-current term.

         8.2 Termination by Either Party: Each party may terminate this Agreement immediately by delivering to the other party written notice of such termination in the event of any of the following:

                  8.2.1 failure of the Prototype or the Panther Drive System provided as part of the Development Efforts to pass acceptance test criteria as outlined in Appendix 3;

                  8.2.2 a material breach of this Agreement by the other party that continues uncured for thirty (30) calendar days following written notice thereof from the non-breaching party;

                  8.2.3 a material breach of confidentiality or nondisclosure agreements by the other party, including, without limitation, Section 9 below;

                  8.2.4  the  other   party's   failure  to  pay  when  due  any
indebtedness owed by Purchaser to Enova for Enova products or parts;

                  8.2.5 the execution by the other party of an assignment for the benefit of creditors, or the commencement by or against the other party of voluntary or involuntary proceedings (which are not dismissed within 60 calendar days) under any bankruptcy, reorganization, or similar laws of any jurisdiction, or if any order shall be made or any resolution passed for the winding up, liquidation or dissolution of the other party, if a receiver be appointed for it for all or substantially all of its assets, or if a substantial portion of its goods or properties shall be taken in execution; or

                  8.2.6 the other party ceases to do business or otherwise terminates its business operations relevant to this Agreement.

         8.3 Termination by Enova. In addition to the grounds for termination set forth in Section 8.2, Enova may terminate this Agreement upon

                  8.3.1 Any attempted or actual transfer or assignment of this Agreement or any right or obligation hereunder by Purchaser, whether by operation of law, change of control or otherwise, without the prior written approval of Enova; or if

                  8.3.2 Purchaser merges into any entity, or the Sale of a Controlling Stock Interest in Purchaser occurs, in each case other than in a transaction in which the person or persons controlling the surviving, continuing or acquiring person after the transaction is or are substantially identical to the person or persons controlling Purchaser before the transaction; provided that, "Sale of a Controlling Stock Interest" of Purchaser means the acquisition by any "person" or "group," as such terms are defined under the Securities Exchange Act of 1934, of 50% or more of the voting securities of Purchaser.

         8.4 Termination of Purchase Orders. Either party may terminate a Purchase Order under this Agreement under the same circumstances as would give rise to a right to terminate this Agreement.

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         8.5  Payment.  Any  termination  of this  Agreement  shall not  release
Purchaser or Enova from paying any amount that it may then owe to the other party. In the event of termination of this Agreement, all of Purchaser's debt to Enova and all of Enova's obligations to Purchaser pursuant to this Agreement shall become immediately due and payable on the date of termination. Termination does not relieve Purchaser of the obligation to pay for Enova products or parts ordered but not shipped prior to termination.

         8.6 Survival of Obligations. In addition to any provisions that survive the termination of this Agreement by their express terms and any provisions that would be necessary or useful to the parties in enforcing their respective rights under the Agreement, the following provisions shall survive the termination of this Agreement: 3.8, 3.9, 4.8 (for a period of five years), 5.10, 5.11, 6, 8.5, 8.6, 9, 10-15, and Sections 4.0 and 5.0 in Appendix 3.

9 Confidential Information and Intellectual Property.

         9.1 Confidential Information. Confidential information shall be governed by the standard Enova Nondisclosure Agreement, pursuant to Appendix 8, the terms and provisions of which are incorporated herein by this reference and binding upon the parties hereto.

         9.2 Intellectual Property. The sale of Enova products to Purchaser does not convey to Purchaser any intellectual property rights in such Enova products, including but not limited to any rights under any patent, trademark, copyright, or trade secret. Except as expressly provided in Section 9.3 of this Agreement, Purchaser may not use or sell any Enova product, alone or in combination with other products, without a separate license from Enova under all applicable patents, copyrights and trademarks. Purchaser's use and sale of any Enova products shall be solely in accordance with the terms and conditions of this Agreement. Neither the sale of any Enova Product nor any provision of this Agreement shall be construed to grant to Purchaser, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of Enova covering or relating to any other product or invention or any combination of Enova products with any other product. Purchaser shall use the Enova products furnished by Enova solely in accordance with the terms of this Agreement, and Purchaser shall not, directly or indirectly, disassemble, decompile, reverse engineer, or analyze the physical construction of any of the Enova products for any purpose.

         9.3 License Grant[REDACTED]*

10 Legal Compliance.

         10.1 Compliance with Applicable Law. Purchaser shall ensure that all Enova products and parts, and Purchaser's services with respect to them, including without limitation the sale, leasing, rental, installation, commissioning and warranty service, comply with all applicable laws, rules, regulations and standards within the sales territory. Purchaser shall obtain and maintain, at its sole expense, any and all certifications, licenses, other authorizations, ratings and approvals required or advisable under the laws of the sales territory and elsewhere in connection with Purchaser's integration, distribution, sales, and provision of services for Enova products and parts. Without limiting the generality of the foregoing, Purchaser shall (a) supply and fit all signs and safety notices to the Enova units and provide all manuals and instructions so that they comply with all applicable laws and regulations, and
(b) obtain all necessary governmental approvals and licenses. Enova shall assist Purchaser where possible in obtaining such approvals and compliance.

         10.2 Improper Payments. Purchaser and Enova represent and warrant that they have not made, or promised to make, any payment to any public official in violation of the United States Foreign Corrupt Practices Act or other applicable laws. Purchaser and Enova represent and warrant that they are aware of the applicable United States regulations governing bribery, agency, and government purchases and any other relevant regulations and that they shall comply with such rules and regulations. Each party hereto agrees to hold the other harmless from and against the consequences of a violation by it of this provision.

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         10.3 Export Regulations.  Purchaser represents and warrants that it has and will comply in all material respects with all provisions of United States export regulations and laws. Purchaser acknowledges that it has read and is familiar with these regulations and laws and shall, for a period of at least two
(2) years after the expiration or earlier termination of this Agreement, fully comply with all provisions of these regulations and shall permit Enova's representatives and/or representatives of the United States government to inspect all such records as may be required. Purchaser represents and warrants that it shall provide Enova, upon Enova's request, with copies of bills of lading and other shipping documentation in order to demonstrate Purchaser's compliance with the foregoing. Purchaser represents and warrants that it shall obtain written assurance from end users of the Panther Drive Systems that they are not intended to be used for any purposes prohibited by United States export laws and regulations and shall provide Enova with such information and documentation as Enova reasonably requests in order to verify that Purchaser's export of the Panther Drive Systems complies with applicable United States export regulations and laws.

11 DISCLAIMER. [REDACTED]*

12 Intellectual Property Infringement Protection. [REDACTED]*

13 Limitation of Liability In General. [REDACTED]*

14 Dispute Resolution: [REDACTED]*

15 Miscellaneous:

         15.1 Governing Law [REDACTED]*

         15.2 Entire and Sole Agreement. This document, together with the attached exhibits specifically referenced in this document, constitutes the complete and exclusive statement of the mutual understanding of the parties with respect to its subject matter. This Agreement supersedes any and all prior or contemporaneous understandings, representations, or other communication between the parties of any sort, whether written or oral, with respect to its subject matter. The terms of this Agreement shall supersede any inconsistent terms and conditions of any Purchase Order, regardless of form, issued by Purchaser to Enova. In any proceeding brought to enforce or interpret the terms of this Agreement, the nonprevailing party shall pay to the prevailing party the prevailing party's attorneys' fees and costs incurred.

         15.3 Assignment. [REDACTED]*

         15.4 Force Majeure. Each party's performance under this Agreement (i) shall be suspended (other than the obligation to pay monies already due to either party or becoming due as a result of filling orders placed and accepted) for so long as such performance is hindered or prevented by events or occurrences beyond its reasonable control ("Force Majeure"), such as, but not limited to, riots, labor disputes of a general nature, national or civil wars (declared or undeclared), insurrections, rebellions, terrorist acts, embargoes, civil disturbances, dispositions or orders of governmental authority (whether such authority be actual or assumed), acts of civil or military authority, fires, strikes, delays in transportation, inability to obtain necessary labor, manufacturing facilities or materials from usual sources and acts of God and
(ii) any delays resulting from any such cause shall extend the time for performance correspondingly. If a failure to perform results from a governmental law, rule, regulation, disposition or order and the affected party is unable to perform, after making reasonable efforts to comply with such law, rule, regulation, disposition or order, the matter shall be deemed a Force Majeure. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR GENERAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES DUE TO ANY FORCE MAJEURE.

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         15.5 Counterparts.  This Agreement may be executed and delivered in one or more counterparts and by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.6 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

         15.7 Relationship of the Parties. Purchaser shall conduct its business in the purchase, distribution, marketing, sale, installation, commissioning and provision of services with respect to Enova products hereunder as a principal, for its own account and at its own expense and risk. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency, or employment relationship between the parties hereto nor shall either party have the right, power, or authority to create any obligation or duty, express or implied, on behalf of the other party. Purchaser shall not act or represent itself, either directly or by implication, as an agent for Enova and will not attempt to create any obligation, or make any representation, warranty, or covenant that Enova has not specifically authorized in working on behalf, or in the name, of Enova.

         15.8 No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Enova or Purchaser, any rights, remedies or other benefits under or by reason of this Agreement.

         15.9 Notices. All notices or other communications that shall or may be given pursuant to this Agreement, shall be in writing, shall be sent by certified or registered air mail with postage prepaid, return receipt requested, by facsimile, e-mail, reputable overnight or other rapid courier with tracking capabilities, or by hand delivery; provided, however, that if a notice or other communication is sent via facsimile or e-mail, such notice or communication shall also sent by one of the other means of transmittal (with the exception of facsimile or e-mail, as the case may be). Such communications shall be deemed given and received upon delivery if sent by overnight courier or hand delivered, within three business days of mailing, if sent by certified or registered mail, and within the time period set forth above for such method other than facsimile or e-mail if sent by facsimile or e-mail, and shall be addressed to the Parties as set forth in the preamble to this Agreement or such other addresses as the Parties may designate and provide notice of in writing from time to time in accordance with this Section.

         15.10 Waiver. No waiver of any provision of this Agreement or of any rights or obligations of either party hereunder shall be effective unless in writing and signed by the party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

         15.11 Amendments. This Agreement shall not be modified, amended, or in any way altered except by an instrument in writing signed by the parties hereto.


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IN WITNESS  WHEREOF,  the parties  have  entered  into this  Agreement as of the
Effective Date.




ENOVA SYSTEMS, INC.                          PURCHASER


By:  ______________________________          By:  ______________________________

Name: [REDACTED]*                            Name: [REDACTED]*

Title:  President & CEO                      Title:  President & CEO




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16 List of Appendixes

         16.1 Appendix 1. Panther Drive System Products covered by this agreement.

         16.2 Appendix 2. Purchaser Products covered by this agreement.

         16.3 Appendix 3. Development Program Responsibilities, Acceptance Criteria, and Payments and Expenses

         16.4 Appendix 4. Warranty Acceptance Criteria for Purchaser Product

         16.5 Appendix 5. Warranty Labor Flat Rate Schedule

         16.6 Appendix 6. End User Product Warranty

         16.7 Appendix 7. Prices and Other Commercial Terms

         16.8 Appendix 8. Non-Disclosure Agreement

         16.9 Appendix 9. Additional Terms for Development Efforts.

         16.10 Appendix 10. Additional Terms for Commercial Production and Additional General Terms.


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                                   Appendix 1

                          Panther Drive System Products

[REDACTED]*




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                                   Appendix 2

                               Purchaser Products

1. [REDACTED]*




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                                   Appendix 3

  Development Program Responsibilities, Acceptance Criteria, Special Terms, and
                              Payments and Expenses

1.0 Development Program Responsibilities.

[REDACTED]*




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2.0      Acceptance Criteria.

1. Enova and Purchaser will work together to complete the acceptance criteria table below. Drive system performance will not be required to exceed product specifications.

2. Enova and Purchaser will complete the acceptance criteria table within 30 days of execution of this contract.



         Parameter                 Target                     Responsible



[REDACTED]*





3.0 Special Terms. Special terms that apply to the Development Efforts are set forth in Appendix 9.


None




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                           Attachment 1 to Appendix 3

              Panther Drive System and Other Purchased Deliverables

                      In support of the Development Program



This attachment will be completed upon receipt of drive system purchase order from Purchaser.




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                           Attachment 2 to Appendix 3

                Prototype Components to be Supplied by Purchaser

Prototype Vehicle, and all systems and components not included in the purchase order to Enova for the drive system described in Attachment 2 to Appendix 3.




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                                   Appendix 4

               Warranty Acceptance Criteria for Purchaser Product



1 Vehicle Application

[REDACTED]*

2 Prototype Installation

[REDACTED]*

3 Installation Approval Inspection

[REDACTED]*

4 Beginning of warranty coverage.

[REDACTED]*



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                                   Appendix 5

                        Warranty Labor Flat Rate Schedule



The following schedule covers the maximum allowed reimbursable labor expenses under warranty for The Panther Drive System and components.


   [REDACTED]*

This labor rate and replacement time list is valid for orders placed by December 31, 2001. A new labor rate and replacement time list will be provided no later than December 15th of each year for the following year.



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                                   Appendix 6

                            End User Product Warranty

Enova Panther(TM)  Propulsion System Warranty

Terms of Coverage:

     1. Users. Enova Systems, Inc. ("Enova") provides the following warranty for the Panther(TM)Propulsion Systems and for the optional parts and systems available for the Panther(TM)Propulsion Systems, [REDACTED]*

     2. Coverage. Enova warrants that any standard part of the Panther(TM)Propulsion System and any optional part or system (as defined below), that is properly installed and operated per the specifications provided by Enova, and found by Enova under normal use and service to malfunction during the warranty period, [REDACTED]*

     3. Panther(TM)Propulsion System Parts. Parts covered by this warranty include [REDACTED]*

     4.  Warranty Period. The "Warranty Period" begins on [REDACTED]*

     5. Panther(TM) Propulsion System Replacement Part Warranty Period. Panther(TM) Propulsion System parts supplied by Enova under this warranty for replacement or repair of any workmanship or material defect will carry a Warranty Period that is equal to the remaining Warranty Period and Coverage of the Original Panther Drive System parts.

     6. Repairs Under Warranty. All repairs under this warranty must be conducted by an Enova Qualified Service Provider, using only new, remanufactured, or rebuilt Enova Panther(TM) Propulsion System parts supplied or approved by Enova. During the warranty period, any use of or substitution of parts other than Panther(TM) Propulsion System parts supplied or approved by Enova will void the warranty. All claims under this warranty must be made to the Qualified Service Provider within 30 days of the malfunction of the Panther Drive System. All parts replaced under this warranty shall become the property of Enova.

Exclusions to Warranty.  [REDACTED]*

     1. Other Exclusions. Parts and labor reimbursement by Enova is the only remedy to owners and users under this warranty. Enova does not authorize any person or party to assume or create for it any other obligation or liability in connection with the products or any part of the products. Enova's warranties shall not be enlarged by, nor shall any obligation or liability of Enova arise due to, Enova providing technical advice, facilities, or service in connection with any Product or Contract.

     2. THIS WARRANTY IS THE EXCLUSIVE AND ONLY WARRANTY FOR ENOVA PANTHER PROPULSION SYSTEMS. ENOVA SYSTEMS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT. ENOVA SYSTEMS SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.


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                                                        Contract Number 11072001

                                   Appendix 7

                        Prices and Other Commercial Terms

1. Prices.

[REDACTED]*

2. LEAD TIME

[REDACTED]*

3. RESCHEDULE AND CANCELLATION TERMS

[REDACTED]*



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                                   Appendix 8

                            Non-Disclosure Agreement


Enova Systems, a corporation organized under the laws of California and Tomoe Electro-Mechanical Engineering and Manufacturing Inc. a Tokyo Japan Corporation, desire to explore certain possible business transactions and in facilitating that, it is understood and agreed that certain business and trade information which the parties deem confidential may be provided or disclosed by one to the other:

In consideration of the receiving party being granted access or continued access to such information, it is agreed as follows:

          1. "INFORMATION" shall mean any information, technical data or know-how relating to the business, services or products of the disclosing party or a third party, including without limitation any research, products, services, developments, inventions, processes, techniques, designs, components, parts, documents, drawings, electronic files, data sketches, plans, programs, specifications, software, and/or distribution, engineering, marketing, financial, merchandising, sales, and salary information and/or other materials (hereinafter collectively referred to as "INFORMATION") which is disclosed by such party or on its behalf, before or after the date hereof, to the other party or its employees or agents, directly or indirectly, in writing, orally, electronically, or by drawings or inspection. "INFORMATION" does not include information, technical data or know-how which the receiving party establishes:
(i) is already published or available to the public other than by a breach of this Agreement or any confidentiality obligation owed to the disclosing party;
(ii) is rightfully received from a third party without, and not in breach of, any obligation of confidentiality; (iii) is independently developed by personnel or agents of the receiving party without access to the INFORMATION of the other;
(iv) is known to the receiving party at the time of disclosure without an obligation of confidentiality; or (v) is produced in compliance with applicable law or a court order, provided that the receiving party first gives the disclosing party reasonable notice of such law or order and gives the disclosing party opportunity to oppose and/or attempt to limit such production.

         2. The receiving party shall hold in trust and confidence, and not disclose to others, by any means, any and all INFORMATION disclosed under this Agreement. INFORMATION may be used by the receiving party only for the purpose of considering or pursuing a business relationship or business transaction with the disclosing party. The receiving party may disclose INFORMATION received under this Agreement to persons within its organization who have a need to know such information and only if such persons are bound in writing (pursuant, for example to a general employee non-disclosure agreement protecting third party confidential information as well as the employer's confidential information) to protect the confidentiality of such INFORMATION. The receiving party further agrees it shall take the same measures, but no less than reasonable security measures, and use the same care, but no less than a reasonable degree of care, to preserve and protect the secrecy of, and to avoid disclosure or unauthorized use of, the disclosing party's INFORMATION as it uses with its own information of similar importance. With respect to tangible materials constituting INFORMATION the receiving party agrees not to analyze any such materials for composition or structure.

         3. Title to all property received by the receiving party from the disclosing party, including all INFORMATION, shall remain at all times the sole property of the disclosing party, and this Agreement shall not be construed to grant to receiving party any licenses or similar rights to such property or INFORMATION (including all intellectual property) disclosed to the receiving party hereunder. Nothing in this Agreement shall limit or restrict the rights of the disclosing party to assert infringement or other intellectual property claims against the receiving party or to impose on either party any obligation to disclose any INFORMATION or to purchase or sell any products.


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         4. The receiving party shall, upon request of the disclosing party: (i)
return to the disclosing party all documents, drawings, equipment and other tangible materials, including all INFORMATION and all manifestations thereof, delivered to the receiving party under this Agreement, and all copies and reproductions thereof; and (ii) certify to the disclosing party that all such INFORMATION has been returned.

         5. The receiving party's duties under Section 2 of this Agreement expire with respect to any particular item of INFORMATION five years after the date of disclosure hereunder to the receiving party, or three years after the expiration or termination of the relationship between the parties to this Agreement, whichever is later.

         6. The parties further agree to the following terms and conditions:

                  (a) Neither party shall without the prior written consent of the other party disclose to a third party any aspect of the commercial relationship between the parties including, but not limited to, pricing, items or quantities offered or sold, payment terms, production methods or schedules, delivery locations and means and suppliers. Each party agrees not to issue any press release or make any statement on the Internet, America on Line, CompuServe, Prodigy or any other public electronic network, or to any analysts or reporters concerning the other party or its products or services, without the other party's prior written authorization.

                  (b) Receiving party shall adhere to the U.S. Export Administration Laws and Regulations and shall not export or re-export any technical data or products received from the disclosure or the direct product of such technical data to any proscribed countries.

                  (c) Any breach by the receiving party of its obligations under this Agreement will result in irreparable injury to the disclosing party for which damages and other legal remedies will be inadequate. In seeking enforcement of any of these obligations, the disclosing party will be entitled (in addition to other remedies) to preliminary and permanent injunctive and other equitable relief.

                  (d) If any provision of this Agreement is invalid or unenforceable, then such provision shall be construed and limited to the extent necessary, or severed if necessary, in order to eliminate such invalidity or unenforceability, and the other provisions of this Agreement shall not be affected thereby.

                  (e) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

                  (f) This Agreement shall be binding upon and will inure to the benefit of the parties hereto, and their respective successors and assigns.

                  (g) This Agreement is governed by and will be construed in accordance with the laws of the State of California, and the state and federal courts of California shall be the exclusive forum.

                  (h) This Agreement supersedes all prior agreements, written or oral, between the disclosing party and receiving party (or their respective predecessors in interest) relating to the subject matter of this Agreement. This Agreement may not be amended except by an agreement in writing signed by both parties that specifically refers to this Agreement.

Tomoe Electro-Mechanical Engineering        ENOVA SYSTEMS
and Manufacturing Inc.

By:_______________________________          By:_______________________________

[REDACTED]*                                                   [REDACTED]*


Date:                                       Date:
      ----------------------------                ----------------------------



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                                   Appendix 9

                    Additional Terms for Development Efforts

The following provisions pertain solely to the Development Efforts and supersede any different or inconsistent provisions elsewhere in the Agreement, including those in Appendix 10.

1.0 Development Program Responsibilities.

         1.1 Joint Responsibilities. In performing the Development Efforts, each party shall

                  1.1.1 Cooperate and collaborate fully with the other and use their commercially reasonable efforts to develop the Prototype;

                  1.1.2 Devote such amount of materials, number of personnel and other physical and available financial resources as shall reasonably be required to complete the development of the Prototype within the time-frame specified in this Agreement;

                  1.1.3 Keep the other party timely informed of (i) the progress of the development of Prototype or part thereof that such party is separately undertaking, and (ii) immediately communicate to the other party all material matters relating to or arising from the development of Prototype or part thereof; including but not limited arranging and attending quarterly business and technical review meetings;

                  1.1.4 Conduct collaboration and review meetings on a regular basis and upon the reasonable request of the other party; and

                  1.1.5 Upon the reasonable request of the other party, disclose, pursuant, and subject, to this Agreement, such information as shall reasonably be required by each party to complete the development of the Prototype.

                  1.1.6 Perform such other joint responsibilities as may be described in Appendix 3.

2.0 Warranty Disclaimer. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT THE DEVELOPMENT EFFORTS ARE EXPERIMENTAL IN NATURE AND THAT NO WARRANTY IS PROVIDED FOR THE SERVICES OR THE PRODUCTS AND MATERIALS PROVIDED HEREUNDER. WITHOUT LIMITATION, EACH PARTY DISCLAIMS, TO THE EXTENT PERMITTED BY LAW, ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

3.0 Intellectual Property Rights and Work Product Ownership.

         3.1 Intellectual Property Rights Defined. For purposes of this Agreement, "Intellectual Property Rights" means a party's intellectual property and proprietary rights, however characterized, including, but not limited to ideas, processes, techniques, inventions, formulas, technologies, know-how, data, discoveries, works of authorship, copyrightable works, patent rights, trade secret rights, copyright rights, trademark rights, service mark rights, and any enhancements, improvements, derivative works, and other derivations thereof (whether now in existence or hereafter developed, invented or otherwise derived).

         3.2 Ownership of Intellectual Property Rights. Each party shall retain ownership of all its pre-existing Intellectual Property Rights notwithstanding their disclosure and use hereunder. To the extent that Development Efforts result in the creation of new Intellectual Property Rights, Purchaser shall own all new Intellectual Property Rights relating to the Prototype (excluding those relating to the Panther Drive System but including the unique data, if any, concerning the interface of the drive system to the


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Prototype) and Enova shall own all new Intellectual  Property Rights relating to electric and hybrid drive systems, including, without limitation, the Panther Drive Systems. To the extent that a new Intellectual Property Right is created that cannot be described by the foregoing sentence, it shall be jointly owned with no obligation to account to the other party thereof.

         3.3 Materials and Work Product.  Except for items  described in Section
5.0 to Appendix 3, which Purchaser is to purchase in connection with the Development Efforts and which shall become the property of Purchaser upon payment thereof, all materials and equipment that a party uses in connection with the Development Efforts and all work product produced a party during the course of the Development Efforts shall remain the sole and exclusive property of that party.

4.0 Payments and Expenses.

         4.1 Expenses. Except as otherwise specified below or in Appendix 3, Purchaser shall be responsible for all expenses incurred by it in connection with  the  Development  Efforts,  including,  without  limitation,  the  travel, lodging, and living expenses of Purchaser personnel traveling to Enova facilities, and Enova shall be responsible for all expenses incurred by it in connection with the Development Efforts, including, without limitation, the travel, lodging, and living expenses of Enova personnel traveling to Purchaser facilities.

                  4.1.1 Panther Drive System. Purchaser will pay the amount specified in Appendix 3 for any Panther Drive System, parts, or equipment to be purchased at the prices set forth in Appendix 3.

                  4.1.2 Training and Technical Materials. Purchaser will pay Enova's cost, plus ten percent (10%) for training and technical materials that Enova delivers to Purchaser for use by Purchaser personnel in connection with the Development Efforts.

         4.2 Freight and Taxes. The foregoing price is inclusive of shipping and insurance to Purchaser's designated facility, but does not include any taxes, fees, duties or assessments incurred by either party in connection with the purchase, shipment and delivery of the Panther Drive System, all of which shall be paid by Purchaser (except for those imposed on Enova for the income received in the sale).



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                                   Appendix 10

                   Additional Terms for Commercial Production
                                       and
                            Additional General Terms


The following provisions amend and modify the provisions of the Agreement except for those relating to the Development Efforts and supersede any inconsistent provisions therein.

None



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